EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENT


          THIS AGREEMENT is made as of the 31st day of December, 1999, by and between State Financial Services Corporation, a Wisconsin corporation ("SFSC"), and JEROME J. HOLZ ("Executive").

          WHEREAS, Executive currently serves as Chairman of the Board and Vice President of SFSC, and in such capacities, Executive consults on a regular basis with management of SFSC concerning matters of strategic planning, business development and company policies;

          WHEREAS, Executive has been a director of SFSC since its inception in 1984, a director of the State Financial Bank (Wisconsin), a wholly-owned subsidiary of SFSC (the "Bank"), since 1960, a director of State Financial Bank-Waterford, a wholly-owned subsidiary of SFSC, since 1995, a director of State Financial Bank (Illinois), a wholly-owned subsidiary of SFSC, since 1998, and a director of Home Federal Savings of Elgin, a wholly-owned subsidiary of SFSC, since 1998, and in each such position Executive has materially contributed to SFSC's success;

          WHEREAS, the nature of the services provided by Executive to SFSC have in recent years become more consultative and such services increasingly have been requested by SFSC and provided by Executive more on an as needed basis rather than on a day-to-day basis; and

          WHEREAS, SFSC wishes to establish this Agreement for purposes of promoting in Executive the strongest interest in the successful operation of SFSC, to facilitate an orderly transition upon the cessation or reduction of certain duties by Executive, and to provide to Executive benefits upon retirement or disability in consideration of: (a) past services provided by Executive to SFSC and its affiliates; (b) Executive's commitment to remain employed by SFSC and the services to be performed for SFSC until December 31, 1999 (the "Retirement Date"); (c) consulting and other services to be performed for SFSC subsequent to the Retirement Date; and (d) other commitments and agreements made by Executive herein;

          NOW, THEREFORE, in consideration of the premises, terms and conditions hereinafter set forth, the parties hereto agree as follows:

          1.  Duties During Employment Period.

              Executive shall continue to serve SFSC, for the remainder of calendar year 1999 and ending on the Retirement Date (the "Employment Period"), as an executive officer with the title of Vice President of SFSC. After the Retirement Date, Executive shall cease to be an executive officer or employee of SFSC.

              During the Employment Period, Executive shall have the following duties, together with such other duties, subject to Executive's availability, as the SFSC's President or Board of Directors may reasonably assign from time to time:

              (a) Executive shall perform duties respecting customer service and account retention for the Bank's high net worth clientele (the "Clientele").

              (b) Executive shall assist customer service staff with difficult Clientele and with Clientele inquiries or problems.

              (c) Executive shall be available for consultation on all new products, regulations and policies applicable to SFSC, the Bank or the Clientele, and shall participate as requested in regular staff meetings to evaluate and discuss methods, changes and problems in the acquisition and retention of Clientele.

              (d) Executive shall be available for consultation on strategic business alliances, acquisitions, divestitures, joint ventures and similar business combinations and transactions as such are from time to time considered, negotiated and consummated by the officers or Board of Directors of SFSC.

              (e) Executive shall assist SFSC management in the establishment and implementation of goals for the acquisition and retention of Clientele.

              (f) Executive shall maintain his memberships in community organizations and participate generally in the activities and affairs of such organizations with a view toward furthering the interests of SFSC, and Executive shall seek opportunities to join other similar organizations consistent with his interests and availability; and

              (d) At the request of the President or Board of Directors, Executive shall participate in ceremonial activities of SFSC, including the annual Christmas party, periodic employee social gatherings, branch openings, award presentations, recognition functions, and the like.

              During the Employment Period, Executive shall devote his best efforts and attention to SFSC's business or the business of any of its affiliates, except during usual vacation periods.

          2. Duties as Chairman of the Board. Executive shall continue to serve SFSC as Chairman of the Board until the earlier of his resignation, removal or death or such time that his successor is duly elected and qualified; provided, however, that Executive shall not serve as Chairman of the Board of SFSC after December 31, 2004. During such time as Executive serves as Chairman of the Board of SFSC, Executive agrees to accept and serve in the capacity of a reasonable number of other director and/or chairman positions at SFSC affiliates as the President or Board of Directors of SFSC may request from time to time.


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

          3.  Duties After Retirement Date.

              Beginning January 1, 2000 and continuing until the end of Executive's life (the "Consulting Period"), Executive shall be available to SFSC and its Board of Directors and the executive officers of SFSC for consulting services respecting SFSC's business and the Clientele, at such times and places as may be mutually convenient to and agreed by Executive and SFSC. During the Consulting Period, Executive shall serve as a "good will ambassador" in the general community, and shall use his best efforts to preserve the business relationships between SFSC, the Bank and the Bank's customers and to refer potential customers to the Bank. Executive shall continue to perform the duties described in subsection 1(c) through 1(g), except that Executive shall no longer be responsible to assist in the administrative and organizational aspects of SFSC, and it is understood that Executive's general level of activities on behalf of SFSC will be substantially reduced. SFSC shall not request Executive to perform any services which are inconsistent with his previous duties and experience as an executive of SFSC or which would unreasonably interfere with his normal activities in retirement. Consulting services may be provided by telephone, and nothing herein shall be construed to require the Executive's residence or continued location in the Milwaukee area.

          4.  Compensation.

              4.1.  Compensation for Executive.

                    (a) During the Employment Period, SFSC shall continue to pay to Executive, and Executive shall continue to accept from SFSC, a total annual compensation in accordance with such rates, terms and conditions as in effect between SFSC and Executive as of the date hereof.

                    (b) SFSC shall pay to Executive, and Executive shall accept from SFSC, a total annual compensation in the amount of One Hundred Thousand Dollars ($100,000) (or proration thereof) for each year (or portion thereof) after the Retirement Date for which Executive serves as Chairman of the Board of SFSC. While Executive serves as Chairman of the Board of SFSC, he shall not receive additional director or committee fees for his service as a Director or committee member for SFSC or any affiliate of SFSC. After Executive ceases to be Chairman of the Board of SFSC, he shall be compensated for any continued service as a Director or committee member of SFSC or any affiliate of SFSC in the same manner as any outside Director.

                    (c) Throughout the Consulting Period, subject to Section 4.1(d) below, SFSC shall pay to Executive, and Executive shall accept from SFSC, an annual consulting compensation of Two Hundred and Twenty Five Thousand Dollars ($225,000), a portion of which shall constitute deferred compensation for services rendered prior to the Retirement Date and the balance shall be paid in respect of Executive's continuing duties and obligations set forth in paragraph 2 of this Agreement.

                    (d) If, during the Consulting Period, as a result of the Executive's disability due to physical or mental illness or injury, the Executive shall have been absent from


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

the Executive's duties hereunder on a full-time basis for a period of 182 days and, within thirty days after the Company notifies the Executive in writing that it intends to reduce the Executive's compensation, the Executive shall not have returned to the performance of the Executive's consulting duties hereunder, then the Company may reduce the Executive's compensation for purposes of this Agreement to an annual amount of $100,000, effective upon the first day of the calendar month following the expiration of the 30-day period following notice to the Executive.

                    All compensation payable to Executive under this Section 4.1:(i) shall be payable in regular periodic installments under and in accordance with SFSC's payroll plan in effect from time to time, and (ii) shall cease upon Executive's death, except for any unpaid amounts attributable to periods prior to the first day of the month of Executive's death, which unpaid amounts shall be promptly paid by SFSC to Executive's estate.

                    Executive shall receive no other monetary compensation from SFSC after the Employment Period, except (i) as the Board of Directors may approve in its sole discretion for services or performance beyond Executive's obligations under this Agreement and (ii) under SFSC's Deferred Compensation Agreement, dated December 9, 1980, and SFSC's Stock Incentive Plan, to the extent each is applicable to directors, for such time as Executive serves as a director of SFSC or any of its affiliates. Except as otherwise provided in this Agreement, Executive hereby waives his right to participate in SFSC's deferred compensation programs at any time in the future (except to the extent of benefits accrued as of the date hereof). Executive also understands that after the end of the Employment Period he shall have no rights to continue in active participation in the SFSC retirement plans (except to the extent of benefits accrued to the end of the Employment Period), and in the event he may be determined to be an employee of SFSC following the Employment Period, Executive waives his right to participate in such plans following the Employment Period and further waives his right to receive any further payments in lieu of his participation in the SFSC retirement plans including payments attributable to periods prior to the date hereof (except to the extent of benefits accrued to the end of the Employment Period).

              4.2. Fringe Benefits.

                    Throughout the Consulting Period, SFSC shall provide, at no cost to Executive, for his lifetime, supplemental Medicare insurance coverage and prescription medication coverage that is reasonably acceptable to Executive and comparable to the coverage in effect for Executive on the date hereof. To that end, SFSC shall reimburse Executive for premium payments Executive makes under such supplemental Medicare insurance coverage arrangement and/or for prescription medication coverage. However, SFSC reserves the right at any time and at SFSC's sole discretion to provide, at no cost to Executive, in lieu of such reimbursement for premium payments, supplemental Medicare insurance coverage comparable to the coverage in effect for Executive on the date hereof. Except as otherwise provided in this Agreement, Executive shall continue to participate in all fringe benefit programs of the SFSC during the Employment Period and shall cease to participate in such programs during the Consulting Period. Executive's failure or inability to perform services to SFSC as contemplated in this Agreement shall not affect SFSC's obligation to provide supplemental Medicare insurance coverage and prescription medication coverage as provided in this Section 4.2.

              4.3.  Expenses.

                    During the Employment Period and the Consulting Period, SFSC shall reimburse Executive for all reasonable documented expenses incurred by Executive in performance of his duties under this Agreement, except that SFSC shall not be required to reimburse Executive after the Retirement Date for club dues and club expenses (other than documented club expenses which are incurred by Executive in the performance of his duties and approved by SFSC).

              4.4.  Disability.

                    No separate provision is made for a disability benefit under this Agreement. However, for purposes of this Agreement, Executive shall be considered, notwithstanding any such disability, to continue to be employed until the Retirement Date and Executive shall continue to receive compensation payments pursuant to Section 4.1 for the duration of the Employment Period and the Consulting Period.

              4.5.  Release.

                    Except as specifically provided in this Agreement or hereafter specifically approved by the Board of Directors of SFSC, Executive agrees to release and forever discharge SFSC and all of its present and former directors, officers, shareholders, and its and their successors, assigns and representatives from any and all claims to compensation, monetary or otherwise, which Executive may have now or in the future.

          5.  Change in Control of SFSC.

              In the event there is a Change in Control (as hereinafter defined) of SFSC during the Consulting Period, the Executive shall, at his sole discretion, be entitled to receive, and SFSC shall promptly pay, all remaining consulting compensation as provided in Section 4.1(c) (or 4.1(d), if applicable) above in one lump sum payment computed on the basis of the present value of the remaining consulting compensation for the remainder of the consultant's then actuarial life expectancy. The life expectancy computations under this Section 5 shall be made pursuant to applicable Internal Revenue Service rules and regulations (Table 90CM) and the present value computations shall use a discount rate of 8%.

              A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

              (a) Any person (other than (A) SFSC or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of SFSC or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the stockholders of SFSC in substantially the same proportions as their ownership of stock in the SFSC ("Excluded Persons")) is or becomes the "Beneficial Owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Act")), directly or indirectly, of securities of SFSC (not including in the securities beneficially owned by such person any securities acquired directly from SFSC or its affiliates after June 1, 1999 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of common stock of SFSC or the combined voting power of SFSC's then outstanding voting securities; or

              (b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 1, 1999, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of SFSC, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by SFSC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 1, 1999 or whose appointment, election or nomination for election was previously so approved; or

              (c) The stockholders of SFSC approve a merger, consolidation or share exchange of SFSC with any other corporation or approve the issuance of voting securities of SFSC in connection with a merger, consolidation or share exchange of SFSC (or any direct or indirect subsidiary of SFSC) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of SFSC outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of SFSC or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange which would result in the voting securities of SFSC outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 25% of the combined voting power of the voting securities of SFSC or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, but only if the individuals described in subsection (ii) above cease for any reason to constitute a majority of the number of directors of SFSC or such surviving entity or any parent thereof (for purposes of this determination SFSC shall be deemed to include such surviving entity or any parent thereof); or

              (d) The stockholders of SFSC approve a plan of complete liquidation or dissolution of SFSC or an agreement for the sale or disposition by SFSC of all or substantially all of SFSC's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by SFSC of all or substantially all of SFSC's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of SFSC immediately prior to such sale.

              Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of SFSC immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets or voting securities of SFSC immediately following such transaction or series of transactions.

          6.  Further Obligations of the Executive.

              (a) Competition. The Executive agrees that during the Consulting Period, the Executive shall not, without the written consent of SFSC, directly or indirectly, as an employee, owner, partner, agent or otherwise, participate in any manner (or assist or advise any other person) in the business of a commercial bank (or of a business in direct competition with commercial banks, such as a savings and loan association, mortgage bank or consumer finance company, leasing company, credit union or commercial or consumer lender) at a place of business within the State of Wisconsin or Illinois or within 50 miles of any business operation of SFSC or any affiliate of SFSC; provided, however, that Executive may be employed by any affiliate of SFSC. The restrictions herein do not bar the Executive from ownership of securities bought and sold on a public market.

              (b)  Confidential   Information.   During   and   following   the
Executive's employment by SFSC, including the Consulting Period, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of SFSC or the Bank, except to the extent authorized in writing by the Board of Directors of SFSC or required by any court or administrative agency, other than to an employee of SFSC or the Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of SFSC. Confidential information shall not include any information known generally to the pubic or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of SFSC. All records, files, documents and materials or copies thereof, relating to SFSC's business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of SFSC.

          7.  Assignment of Benefits.

              Unless  ordered by a court of  competent  jurisdiction,  Executive shall not have any right to assign the right to receive any benefits hereunder, and in the event of any assignment or transfer, whether voluntary or involuntary, except pursuant to an order of a court of competent jurisdiction. In the event Executive attempts such a transfer or assignment, SFSC shall not have any further liability hereunder.

          8.  Taxes.

              SFSC shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

          9.  Amendment.

              The parties may amend, modify and supplement this Agreement in such manner as they may agree upon in writing.

          10. Construction.

              This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

          11. Notice.

              Any notice required or permitted to be made under this Agreement shall be sufficient if sent by certified mail, postage prepaid, addressed to SFSC at 10708 West Janesville Road, Hales Corners, Wisconsin 53130, and to the Executive at 4567 N. Sawyer Rd., Oconomowoc Lake, Wisconsin 53066.

          12. Captions.

              The captions at the head of a section or a paragraph of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Agreement.

          13. Severability.

              The invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall continue in full force and effect.

          14. Binding Effect.

              This Agreement shall be binding upon and shall inure to the benefit of the Executive and SFSC and its successors. The term "successor" as used herein shall include any person, firm, corporation, or other business entity which at any time, by merger, consolidation, purchase or otherwise, acquires all or substantially all of SFSC's stock, assets or business. No sale of substantially all of SFSC's assets shall be made without the buyer expressly assuming the obligation of this Agreement. SFSC further agrees that it will not be a party to any merger, consolidation or reorganization unless and until its obligations hereunder are expressly assumed by the successor or successors.

          15. Entire Agreement.

              This Agreement contains the entire understanding of the parties respecting the subject matter hereof and supersedes all other oral and written agreements.

              IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.

                                        STATE FINANCIAL SERVICES CORPORATION



                                        By:_____________________________________
                                           Michael J. Falbo
                                           President and Chief Executive Officer


                                        Attest:_________________________________

                                        Title:__________________________________



                                        EXECUTIVE



                                        ________________________________________
                                        Jerome J. Holz